UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 22, 2012, the Board of Directors of Natus Medical Incorporated approved the amendment of the Company’s Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”) to provide for the early termination of the Rights Agreement.

The Rights Agreement, which was was dated as of October 8, 2002, and amended by that certain Amendment No.1 dated as of February 14, 2003, that certain Amendment No. 2 dated as of March 15, 2005, and that certain Amendment No. 3 dated as of August 17, 2006, and the Form of Rights Certificate attached as Exhibit B of the Rights Agreement was terminated effective April 13, 2012.

As a result of the amendment and early termination, any rights under the Rights Agreement will no longer be outstanding and will not be exercisable. Stockholders do not need to take any action as a result of this termination.

Item 3.03. Material Modification to Rights of Securities Holders.

See the information set forth under “Item 1.02. Termination of a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: April 17, 2012	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer